Morgan Stanley
Corporate Access Day
March 16, 2010

Forward-Looking Statements
Company Overview
•	Focus on natural gas infrastructure
–	Attractive industry outlook
–	Natural gas is key to America’s energy future
–	High-quality assets with diverse supply and strong markets
•	Principally regulated asset base
–	Provides earnings and cash flow stability through long-term contracts
–	Business model proven to weather economic cycles
•	Organic growth projects provide low-risk growth trajectory
Map of Operations
Company Facts
Transportation & Storage
•	Vast pipeline network with access to diverse supply sources and growing markets
•	Approximately 15,000 miles of interstate pipelines with transportation capacity of 7.8 Bcf/d
•	One of North America’s largest liquefied natural gas (LNG) import terminals with peak send out of 2.1 Bcf/d and storage of 9 Bcf
•	Owns/leases approximately 100 Bcf of storage
Transportation & Storage Assets
Trunkline LNG:
Infrastructure Enhancement Project
FGT Phase VIII Expansion
FGT Phase VIII Expansion Timeline
FGT Pascagoula Lateral
Gathering & Processing
•	Located in prolific, long-lived Permian Basin
•	Approximately 5,500 miles of gas and gas liquids pipelines covering 16 counties in West Texas/Southeast New Mexico
•	Two fully-integrated midstream systems (North and South) connected via high-pressure pipelines
•	Four active cryogenic plants and six active treating plants
–	Restarted Mi Vida treating facility in February 2010
–	Expect to restart Halley processing plant in 4Q2010
•	Attractive downstream markets
•	Attractive contract mix: 98%+ POP / Fee-based
Map of Operations
North System
•	Consists of the Jal and Keystone Systems
–	Low pressure integrated sour gas gathering systems
–	Average processed volumes over 200 MMcfd
–	22,000+ barrels per day (bpd) NGL production
–	225 MMcfd cryogenic processing capacity
–	325 MMcfd sour gas treating capacity
–	40 tons per day sulfur plant capacity
–	Recent compression and high pressure pipeline upgrades
–	Treating capacity expansion at Jal 3 plant, including acid gas injection well, completed early 2009
South System
•	Consists of the Mi Vida, Coyanosa and Tippett Systems
–	High pressure integrated sweet and sour gas gathering systems
–	Average wellhead volumes 270 MMcfd
–	Average processed volumes 170 MMcfd
–	11,000+ bpd NGL production
–	190 MMcfd cryogenic processing capacity
–	250 MMcfd sour gas treating capacity
•	Grey Ranch System (50% ownership)
–	High CO2 gathering and treating system
–	Earn fixed fee for removing CO2 from gas
–	200 MMcfd treating capacity
High Pressure Transfer System
Gas Supply
•	Substantially eliminated true keep whole exposure
•	Changed gas pricing mechanism – First of Month to Gas Daily
–	Matches daily priced gas to daily priced NGL’s
–	Mitigates risk from daily volume swings
•	Producer indemnifications negotiated on many capital intensive projects

2010 Growth Opportunities
Gathering & Processing Assumptions
•	Positive processing spread environment encourages optimal Natural Gas Liquid recoveries; Normalized fuel, flare and unaccounted-for volumes
•	2010 projected equity volumes
–	Natural Gas Liquids equivalent of 40,000 to 45,000 MMBtu/d
–	Natural Gas of 7,000 to 15,000 MMBtu/d
•	2010 hedge positions
–	40,000 MMBtu/d of NGL equivalent at $10.44
–	5,000 MMBtu/d of natural gas $5.33
•	2011 hedge positions
–	25,000 MMBtu/d of NGL equivalent at $11.63
Distribution
•	Missouri Gas Energy
–	Provides natural gas to over 500,000 customers
–	Nearly 13,000 miles of main and service lines
–	Received a $16.2MM annual base rate increase effective February 28, 2010
•	New rate design eliminates impact of weather or conservation on margin for residential and small general service customer classes
•	New England Gas Company
–	Provides natural gas to 50,000 customers
–	Nearly 2,000 miles of main and service lines
–	Received $3.7MM in increased annual base rates in February 2009
Corporate & Other
•	Corporate segment provides administrative and support functions to business segments and allocates expenses as appropriate
•	Other segment primarily consists of PEI Power Corporation which owns interests in and operates 75 MW of generating assets in the PJM ISO and Fall River Gas Appliance
Summary
•	Focus on natural gas related infrastructure
•	Actively managed hedging program helps mitigate volatility in NGL margins
•	Organic growth projects with clear visibility towards earnings and cash flow growth
•	Balance preservation of investment grade credit ratings and return of capital to shareholders
2010 Financial Outlook
2010 Outlook
•	2010 adjusted net earnings per share of $1.75 to $1.95
•	2010 reported net earnings per share of $1.92 to $2.12
EPS Reconciliation
2010 Consolidated Adjusted EBITDA
2010 Adjusted Segment EBITDA
2010 Adjusted EBITDA by Segment
2010 Net Capital Expenditure Guidance
SUG General Assumptions
•	Approximately 125 million weighted average diluted shares outstanding
•	Effective income tax rate of 30.3%
•	Interest expense, net of capitalized interest, approximately $225 to $235 million
Reg. G Reconciliation
Reg. G Reconciliation – continued